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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made as of March 1, 1996 by and between CRUSADER HOLDING CORPORATION, a Pennsylvania corporation (the "Company"), and BRUCE LEVY (the "Employee").

                  1. Employment, Duties and Acceptance.

                           1.1 The Company, which has been engaged by Crusader
Savings Bank, FSB, a federally chartered savings bank (the "Bank"), to oversee its banking business (the "Business") and oversee the services provided by Company under a certain Management Agreement dated this date between Company and the Bank, hereby agrees to employ the Employee for the Term (as hereinafter defined) to devote substantially all his business time to the Company as President thereof, and to perform such duties as Employee shall reasonably be directed to perform by the Board of Directors or the Chief Executive Officer. The Employee agrees to abide by all rules and policies of the Company as they are adopted and changed from time to time with prior notice to the Employee.

                           1.2 The Employee hereby accepts such employment and
agrees to render the services described above.

                  2. Term of Employment. Subject to the provisions of Section 4 of this Agreement, the term of the Employee's employment under this Agreement (the "Term") shall commence on the date of this Agreement and continue for a period of five (5) years.

                  3. Compensation.

                           3.1 The Employee shall be entitled to an annual
salary of $150,000, payable monthly in equal installments of $12, 500.

                           3.2 The Company shall, at its expense, provide all
materials reasonably necessary for Employee to perform the services required by this Agreement during the Term. Upon presentation of expense statements or vouchers and such other supporting information as the Company may reasonably require under established Company policy, the Employee will be entitled to reimbursement for the cost of any such materials actually purchased by the Employee with his own funds.

                           3.3 The Employee shall be entitled to four (4) weeks
annual paid vacation time.







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                           3.4 The Employee shall participate in any employee
fringe benefits programs offered by the Company or the Bank to the extent that all officers of Company participate in such programs (or decline to so participate).

                  4. Termination.

                           4.1 This Agreement is subject to termination as
follows:

                                    (a) If the Employee shall die during the
Term, this Agreement shall automatically terminate.

                                    (b) If during the Term the Employee shall
become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of three
(3) consecutive months, the Company may, by written notice to the Employee, terminate the Term of the Employee's employment hereunder. Notwithstanding such disability, the Company shall continue to pay the Employee the compensation provided for hereunder, if any, up to and including the last day of the calendar month in which such termination occurs.

                                    (c) The Company may, by written notice to
the Employee, terminate the Term of Employee's employment hereunder upon the occurrence of any of the following events: (i) the Employee engages in conduct involving deceit, fraud, theft or other dishonesty; (ii) the Employee engages in willful misconduct; (iii) the Employee fails or refuses to properly follow in any material respect the lawful directions of the Board of Directors which failure or refusal is not corrected within thirty (30) days following receipt of written notice of such failure or refusal; (iv) the Employee materially breaches or fails to perform his obligations under this Agreement which breach or failure is not corrected within thirty (30) days following receipt of written notice of such breach or failure; or (v) the Employee is convicted of a felony.

                                    (d) The Employee may, by written notice to
the Company, terminate the Term of Employee's employment hereunder in the event the Company fails to comply with any of its obligations to the Employee hereunder.

                           4.2 Notwithstanding the termination of this Agreement
pursuant to the terms of this Section 4, and notwithstanding anything to the contrary that may be contained herein, the Employee shall be entitled to all compensation required to be paid by the Company under this Agreement, if any, the right to which shall have accrued prior to the date of any such termination, regardless of the fact that actual payment

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thereof may be due and owing to the Employee after such termination date.

                  5. Restrictive Covenants.

                           5.1 Upon termination of Employee's employment, the
Employee hereby agrees that he shall not, for a period of one (1) year following such termination, directly or indirectly, without the express written consent of the Company, (a) solicit the Company's employees to terminate their employment with the Company and/or any subsidiary or affiliate of the Company, or (b) solicit business from customers or suppliers then under contract with the Company and/or any subsidiary or affiliate of the Company.

                           5.2 If any of the covenants contained in this Section
5, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in this Section 5, or any part thereof, are held to be unenforceable because of the duration of such provision on the scope of the subject matter thereof or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall thus be enforceable.

                  6. Employee Representation. The Employee hereby represents and warrants that his employment by the Company will not cause him to be in violation of any non-competition or restrictive covenant which would, if enforceable, restrict his ability to continue as an employee of the Company and to perform his duties hereunder.

                  7. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the
                  Company:     Crusader Holding Corporation
                               520 S. Sydbury Lane
                               Wynnewood, Pennsylvania 19096
                               Attention: Mr. Thomas J. Knox,
                                          Chairman


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                  If to the
                  Employee:     Bruce Levy
                                1017 Lindsay Lane
                                Rydal, Pennsylvania 19046

                  8. General.

                           8.1 This Agreement shall be governed by and construed
and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                           8.2 The article and section headings contained herein
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           8.3 This Agreement, and the Employee's rights and
obligations hereunder, are personal and may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                           8.4 This Agreement may be amended, modified,
superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereby shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.



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                  IN WITNESS WHEREOF, the parties hereto, intending to be
legally bound, have executed this Agreement as of the date first above written.

ATTEST:                                        CRUSADER HOLDING CORPORATION,
                                               a Pennsylvania corporation


By: /s/ Joseph T. Crowley                      By: /s/ Thomas Knox
-------------------------------                    ----------------------------
Title: Vice President                              Thomas Knox, Chairman


WITNESS:


/s/ Joseph T. Crowley                          /s/ Bruce Levy          [SEAL]
-------------------------------                    ----------------------------
                                                   BRUCE LEVY




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